Exhibit 10.2
ORIGINAL
EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT (“Agreement”) entered into and effective as of this 1st day of March, 1999, by and between SOMERSET MARINE, INC. (“Employer”), a New York corporation with its principal place of business in New York, New York and Michael L. Civisca (the “Executive”).
RECITALS
WHEREAS, Employer desires to retain and employ the services of Executive as Vice President of Employer; and
WHEREAS, Executive has been employed by Employer for 11 years; and
WHEREAS, the parties hereto wish to provide herein for the terms and conditions of Executive’s continued employment and to secure for Employer the benefits of Executive’s continued contributions by reason of Executive’s experience, skills and knowledge pertaining to Employer’s business, and to increase Executive’s salary in exchange for Executive making a long term commitment to Employer.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Employer and Executive agree as follows:
SECTION 1. EMPLOYMENT.
(a) Position. Employer hereby employs Executive and Executive hereby accepts such employment for the provision of executive services on behalf of Employer as Vice President. Executive agrees to serve in such capacity with the duties set forth in Section 1(b) for a term beginning on March 1, 1999, and ending on December 31, 2001, unless renewed pursuant to Section. 1(c) hereof, or terminated pursuant to Section 6.
(b) Duties. Executive’s duties and responsibilities shall be those consistent with and appropriate to the position of Vice President, as may be established and directed from time to time, by the Board of Directors. Executive shall devote his full time and attention to his duties and responsibilities as Vice President, which he will carry out to the best of his abilities. Executive shall treat his position with Employer as his exclusive occupation and employment, refraiming from engaging in all other active business activities, except as may be approved by Employer’s Board of Directors.
(c) This Agreement may be renewed by the Employer by sending notice to Executive at least 180 days prior to the end of the term sat forth in Section 1(a), and the Executive delivering written acceptance to Employer within 10 days of receipt of such notice.

SECTION 2. COMPENSATION.
(a) Allocation of Base Annual Salary. Employer shall pay to Executive during the term of this Agreement a base annual salary of no less than $150,000. Such base annual salary may be changed upon annual review by the Board of Directors or its Compensation Committee. Such annual review shall occur prior to the end of February each year beginning in the year 2000 for the express purpose of considering increments. All compensation payments shall be paid in accordance with Employer’s regular payroll schedule and practice, and shall be subject to all applicable withholding. It is specifically agreed by Executive that $30,000 of the aforesaid base salary is allocated to the Covenant Not to Compete contained in Section 5. Executive further acknowledges that absent the Covenant Not to Compete contained in Section 5, Employer would not agree to the aforesaid base salary, and would only agree to a reduced base salary.
(b) Bonuses. Executive shall be eligible to participate in and receive periodic bonuses under Employer’s current Bonus Payment Plan. In addition, Employer, in its sole discretion, may elect to pay to Executive such periodic bonuses as it deems appropriate.
(c) Business Expenses. Upon presentation of appropriate documentation, Employer shall reimburse Executive for expenses reasonably incurred in the course of his employment, in accordance with policies established by Employer.
SECTION 3. BENEFITS
In addition to the compensation specified in Section 2, Employer shall provide Executive with the following fringe benefits:
(a) Executive Benefits. In addition to any other benefits provided in this Section 3, Executive shall be entitled to those fringe benefits to which all other employees of Employer are entitled during employment. Nothing in this Agreement shall require the Employer to establish, maintain or continue any of the fringe benefits already in existence or hereafter adopted for employees of Employer and nothing in this Agreement shall restrict the right of the Employer to amend, modify or terminate such fringe benefit programs.
(b) Vacation. Executive shall be entitled to twenty two (22) days of compensated vacation time in each year of this Agreement.
(c) Professional Meetings. Executive shall be entitled to attend professional meetings and to attend to such outside professional duties in the insurance industry as may be appropriate and commensurate with his position hereunder.
(d) Professional Dues. Employer agrees to pay the applicable dues to professional associations and societies of which Executive is a member.

(e) Insurance. Employer shall provide insurance coverage (so long as all other Employees of Employer are provided with such coverage) as follows:
1.	Employer shall provide life insurance coverage for Executive in accordance with Employer’s policy in an amount of $150,000, payable to the beneficiary or beneficiaries of his choice.
2.	Employer shall provide comprehensive health, major medical and long-term disability insurance for Executive and his family in accordance with Employer’s group insurance plan.
3.	Employer shall provide travel accident insurance covering Executive in accordance with Employer’s standard policy.
SECTION 4. CONFIDENTIALITY
While employed under this Agreement or at any time thereafter, Executive agrees that he will not, directly or indirectly (other than in the performance of the services under this Agreement), make or cause to be made any disclosure, copy or other use not authorized by Employer of any confidential information pertaining to Employer or any of its affiliates acquired during the course of his employment by Employer, unless such information is or becomes otherwise generally available to the public. For purposes of this Agreement, the term “confidential information” means any business and financial information of any nature not generally known to the public at large regarding the business and operations of Employer or any of its affiliates.
SECTION 5. COVENANT NOT TO COMPETE
(a) Covenant. During the period of his employment (including the period of any post-employment benefits and payments, but not extending such period by the duration of any pension benefit payments) and for a period of one (1) year thereafter, Executive shall not, without the prior written consent of Employer, directly or indirectly, for any reason;
1.	Engage in, assist or have any interest in, including, without limitation, as a principal, consultant, employee, owner, shareholder, director, officer, partner, member, advisor, agent, or financier, any entity which is or which is about to become engaged in any activity which is in competition with Employer or its affiliates anywhere where Employer or its affiliates does or is about to do business; provided, however, that this subsection shall not prohibit the ownership of securities constituting more than five (5%) percent of the outstanding securities of a publicly traded company;
2.	Solicit any of Employer’s or its affiliates’ clients or customers except on Employer’s behalf, or direct any current or prospective customer to anyone other than Employer for the services which Employer provides;
3.	Provide any services for any of Employer’s or its affiliates’ clients or customers except on Employer’s behalf;

4.	Directly or indirectly influence any of Employer’s or its affiliates’ employees to terminate his or her employment with Employer or its affiliates or accept employment with any of Employer’s or its affiliates’ competitors; or
5.	Interfere with any of Employer’s or its affiliates’ business relationships, including, without limitation, those with customers, clients, consultants, attorneys, and other agents, whether or not evidenced by written or oral agreement.
(b) Officer’s Acknowledgments. With respect to the restrictions contained in this covenant, Executive acknowledges the following:
1.	These restrictions are required to reasonably protect the legitimate business interests of Employer. Executive understands that such covenant is an essential element of this Agreement and Employer would not have entered into this Agreement, and increased Executive’s base salary without it being included.
2.	These restrictions are reasonable in scope and limitation in light of the business interests of Employer. However, should any provision of this covenant be determined to be invalid, illegal, or otherwise unenforceable to its full extent, or if any such restriction is found by a court of competent jurisdiction to be unreasonable under applicable law, then the restriction shall be enforced to the maximum extent permitted by law, and the parties hereto hereby consent and agree that such scope of protection, time, or geographic area (or any one of them, as the case may be) shall be considered amended in whatever manner deemed appropriate by such court and may be judicially modified accordingly in any proceeding brought to enforce such restriction.
3.	The validity, legality and enforceability of other restrictions shall not be affected by any judicial modification.
4.	The geographic scope of this covenant encompasses those places where Employer is doing the business of insurance, and is actively writing and soliciting such business. Attached as Appendix I to this Agreement is a listing of those areas in which Employer is presently doing business and which areas define the geographic scope of the covenant not to compete, Appendix I is hereby incorporated by reference and made a part of this Agreement, Appendix I may be amended by Employer, from time to time, by notice to Executive, so as to update Appendix I.
5.	Violation or attempted violation of any provision of this covenant by the Executive will cause Employer to suffer irreparable harm and Employer’s remedies at law will be inadequate. Executive understands that Employer will be entitled to injunctive relief in the event of any violation of this covenant, and Officer hereby waives any objection to Employer’s assertion that Employer has been irreparably harmed by such violation.

(c) Enforcement. In the event of any such violation or attempted violation, Employer shall be entitled to a temporary restraining order, temporary or permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond or other security, in addition to any other rights or remedies which then may be available to Employer.
(d) Effect of Termination. Notwithstanding any other provision of this Agreement, the covenant not to compete set forth in this Section shall extend 12 months beyond the termination of this Agreement.
(e) Assignment. Notwithstanding any other provisions of this Agreement, Employer may assign this covenant not to compete to any purchaser, successor, or other party who may acquire any interest in the business of Employer.
(f) Extension of Covenant. The duration of this covenant shall be extended by the length of time of any litigation relating to the enforcement of this non-compete covenant.
SECTION 6. TERMINATION
Executive’s employment hereunder shall terminate as follows:
(a)	Termination Notice. Either party may terminate Executive’s employment, with or without cause, upon thirty (30) days written notice to the other party. Executive and Employer may agree that Executive may cease work after notice has been given but before the expiration of thirty (30) days in which case the effective date of the termination of Executive’s employment shall be the date on which Executive ceases performing duties on behalf of Employer.
(b)	Death or Disability. Executive’s employment shall terminate without notice upon Executive’s date of death or disability as that term is defined herein. For purposes of this subsection, disability shall mean a period of six (6) consecutive months or an aggregate of eight (8) months in any twelve (12) consecutive month period during which Executive is disabled from performing his duties and responsibilities hereunder by reason of any illness, accident, injury or other health or medical condition of any kind.
(c)	With Cause. Employer may terminate this Agreement, without advance notice, upon a breach by Executive, for insubordination or disloyalty, for failure to follow the legal directives of the Board of Directors, or upon the conviction of Executive of any felony or of any criminal act in the course of, or pertaining to, Executive’s employment hereunder. Such termination by Employer shall constitute a termination with cause.
(d)	Change of Control; Change of Executive’s Duties. In the event of a “change of control” of Employer, as such term is hereinafter defined, or a “change of Executive’s duties” as such term is also hereinafter defined, Executive may, but shall not be required to, elect to terminate his employment hereunder and treat the termination of such employment as a termination by Employer without cause. Any such election must be made within one (1) year from the date of occurrence of the events giving rise to either a change of control of Employer or a change of Executive’s duties. In such event, Executive shall provide to Employer the thirty (30) day notice referred to in subsection (a) above, indicating his election to treat such termination of employment as a termination by Employer without cause.

For purposes of this Agreement, a “change of control” of Employer shall be deemed to have occurred in the event of the occurrence of any of the following: (i) the sale of 50% or more of the common stock, or the assets, of The Navigators Group, Inc., to parties unaffiliated with Terence N. Deeks, in a transaction or series of transactions occurring within a one year period; (ii) a merger of Employer with any other entity, such that the other entity or any of its parents or affiliates have the right to control the business operations of Employer or, as a result of such a merger, Employer is not the surviving or continuing business entity.
For purposes of this Agreement, a change of Executive’s duties shall be deemed to have occurred in the event of the Executive’s duties and responsibilities are materially reduced and a significant portion of his duties and responsibilities arc assigned to one or more other employees of Employer.
(e)	Without Cause. Except as set forth in subsections (b) and (c) above, the termination of Executive’s employment by Employer shall constitute a termination without cause.
SECTION 7. EFFECT OF TERMINATION: SEVERANCE BENEFITS
(a)	Termination Benefits For Termination Without Cause. If Employer terminates the employment of Executive without cause, Executive shall be entitled to receive from Employer;
1.	An amount equal to one year’s base salary, as in effect for the twelve (12) month period immediately preceding the effective date of such termination of employment.
2.	Executive shall be entitled to continued comprehensive health and major medical insurance coverage, at Employer’s cost, under Employer’s group insurance plan, COBRA if necessary, for a period of six (6) months after the effective date of such termination of employment. Thereafter, to the extent eligible, Executive may continue such coverage, at his own cost, under COBRA.
3.	During the period that termination benefits are paid under this Agreement, Executive shall not be required to perform any duties for Employer or report to the Employer offices.
4.	Employer shall pay to Executive the termination benefit referred to in Section (a)(1) above by either paying such sum in installments on Employer’s regular payroll dates for the one-year period in question, or, alternatively, with the Executive’s prior written consent, to prepay such benefits in a single lump-sum amount, actuarially reduced by reason of such prepayment. In the event that Employer pays such sum in installments on its regular payroll dates, as aforesaid, and only in such event, if Executive shall accept full-time employment during the period in which such payments are being made, then Executive shall, within ten (10) days of accepting such employment, advise Employer of such fact, indicating the name and address of his new Employer and the amount of his salary. If Executive’s salary at his new place of employment is equal to or greater than his last salary at Employer, the payment by Employer of the termination benefit and the providing to Executive of continued comprehensive healthcare and major medical benefits under Employer’s plan and at its expense shall terminate upon the commencement of Executive’s new employment. If Executive’s salary in his new position is less than his last salary at Employer, Employer’s continuing installment payments to Executive shall be reduced so as to pay to Executive the difference between his salary rate at his new place of employment and his last salary rate at Employer. Employer’s continuation of comprehensive healthcare and major medical benefits shall also terminate at the commencement of Executive’s new employment, unless he is not receiving comparable healthcare insurance benefits under his new Employer’s insurance plan.
(b)	No Benefits for With Cause Termination. Upon termination of this Agreement by Employer with cause, under the provisions of Section 6(c), or the termination of this Agreement by reason of Executive’s death or disability under Section 6(b) (provided that Employer has a disability insurance policy in force for the benefit of Employee at such time as Employee claims disability), Employer shall not be obligated to pay to Executive (or his estate or representative in the event of his death) any termination benefits and Employer’s obligations hereunder shall terminate with the effective date of the termination of the Executive’s employment. However, Executive’s obligations and covenants under Sections 4 and 5 shall continue in full force and effect and shall survive the termination of Executive’s employment.
SECTION 8. MISCELLANEOUS
(a)	Sole Agreement; Amendment. This Agreement constitutes the entire agreement of the parties, supersedes all prior agreements and understandings, and may be amended only by a written agreement executed by both of the parties hereto.
(b)	Severability. The invalidity or unenforceability of any particular provision of this contract shall not affect its other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.
(c)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their successors and assigns, administrators, executors, legatees, and representatives, including, without limitation, any corporation into which Employer may be merged or by which it may be acquired.
(d)	Forum. This Agreement shall be construed and enforced under and in accordance with the internal laws of the State of New York.
(e)	Counsel. Each of the parties have read this Agreement and execute it after having an opportunity to consult with counsel.
(f)	Notices. Any and all notices required to be given under this Agreement shall be given by, and be deemed given when, (i) delivered by personal delivery; (ii) deposited in U.S. first-class mail, postage prepaid; or (iii) sent by telecopy with confirmation of receipt and by first class mail, postage prepaid, addressed as follows:

If to Employer:	Somerset Marine, Inc. 123 William Street New York, NY 10038 Attention: Terence N. Deeks Fax: 212-346-6820

If to Executive:	Michael L. Civisca 12 Trotters Trail New City, NY 10956
or such other address as a party may designate in writing to the other party.
SIGNATURES
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

SOMERSET MARINE, INC.		EXECUTIVE:

By:	/s/ Terence N. Deeks	/s/ Michael L. Civisca

Date: March 1, 1999		Date: March 2, 1999

AMENDMENT TO EMPLOYMENT AGREEMENT
AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), effective as of January 1, 2002, by and between NAVIGATORS MANAGEMENT COMPANY, INC. (“Employer”) and MICHAEL L. CIVISCA (“Executive”).
RECITALS
WHEREAS, Executive and Employer (f/k/a Somerset Marine, Inc.) entered into an Employment Agreement, effective as of March 1, 1999 (the “Employment Agreement”); and
WHEREAS, the parties wish to renew and extend the Employment Agreement, as modified by this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Employer and Executive agree as follows:
1. Term. The Employment Agreement is amended to provide that Executive’s employment will continue through December 31, 2002 and will continue for additional one-year periods, unless either party elects to terminate the employment relationship by written notice to the other party at least sixty (60) days prior to December 31, 2002 or prior to the expiration of any subsequent one-year period.
2. Position. Sections 1(a) and (b) of the Employment Agreement are amended so as to provide that Executive’s position with the Employer shall be Senior Vice President.
3. Base Annual Salary. Section 2(a) of the Employment Agreement is amended to reflect Executive’s current base salary of $172,500 and Executive shall be paid a base salary of no less than $172,500 during the term of his employment.

4. Car Allowance. Section 3 of the Employment Agreement is amended to add a new subsection (f) entitled “Car Allowance” to reflect the current car allowance provided to Executive.
5. Covenant Not To Complete. Section 5(a)(1) of the Employment Agreement is amended so as to provide that the restrictions set forth in Subsection (a)(1) of Section 5 of the Employment Agreement shall apply only to the states in the eastern United States, as set forth in Schedule A to this Amendment.
6. Continuing Effectiveness of Employment Agreement. Except as expressly modified by the provisions of this Amendment, all of the terms of the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of January 1, 2002.

NAVIGATORS MANAGEMENT COMPANY, INC.		EXECUTIVE:

By:	/s/ Stanley A. Galanski	/s/ Michael L. Civisca

Dated: June 10, 2002		Dated: January 20, 2002

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SCHEDULE A
States which are subject to the restrictions set forth in the Covenant Not To Compete (Section 5(a)(1):
Connecticut
Delaware
Florida
Georgia
Maine
Maryland
Massachusetts
New Hampshire
New Jersey
New York
North Carolina
Pennsylvania
Rhode Island
South Carolina
Vermont
Virginia

AMENDMENT TO EMPLOYMENT AGREEMENT
AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), effective as of January 1, 2003, by and between NAVIGATORS MANAGEMENT COMPANY, INC. (“Employer”) and MICHAEL L. CIVISCA (“Executive”).
RECITALS
WHEREAS, Executive and Employer (f/k/a Somerset Marine, Inc.) entered into an Employment Agreement, effective as of March 1, 1999 (the “Employment Agreement”); and
WHEREAS, the parties wish to renew and extend the Employment Agreement, as modified by this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Employer and Executive agree as follows:
1. Term. The Employment Agreement is amended to provide that Executive’s employment will continue through December 31, 2003 and will continue for additional one-year periods, unless either party elects to terminate the employment relationship by written notice to the other party at least sixty (60) days prior to December 31, 2003 or prior to the expiration of any subsequent one-year period.
2. Position. Sections 1(a) and (b) of the Employment Agreement are amended so as to provide that Executive’s position with the Employer shall be President of the Marine and Energy Division.
3. Base Annual Salary. Section 2(a) of the Employment Agreement is amended to reflect Executive’s current base salary of $200,000 and Executive shall be paid a base salary of no less than $200,000 during the term of his employment.

4. Car Allowance. Section 3 of the Employment Agreement is amended to add a new subsection (f) entitled “Car Allowance” to reflect the current car allowance provided to Executive.
5. Covenant Not To Complete. Section 5(a)(1) of the Employment Agreement is amended so as to provide that the restrictions set forth in Subsection (a)(1) of Section 5 of the Employment Agreement shall apply only to the states in the eastern United States, as set forth in Schedule A to this Amendment.
6. Continuing Effectiveness of Employment Agreement. Except as expressly modified by the provisions of this Amendment, all of the terms of the Employment Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment effective as of January 1, 2003.

NAVIGATORS MANAGEMENT COMPANY, INC.		EXECUTIVE:

By:	/s/ Stanley A. Galanski	/s/ Michael L. Civisca
	STANLEY A. GALANSKI	MICHAEL L. CIVISCA

Dated: December 4, 2002		Dated: 12/16/02

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SCHEDULE A
States which are subject to the restrictions set forth in the Covenant Not To Compete (Section 5(a)(1):
Connecticut
Delaware
Florida
Georgia
Maine
Maryland
Massachusetts
New Hampshire
New Jersey
New York
North Carolina
Pennsylvania
Rhode Island
South Carolina
Vermont
Virginia